                          LOAN AND SECURITY AGREEMENT

                          DATED AS OF AUGUST 23, 1996

                                   BETWEEN

                     NEW ENERGY COMPANY OF INDIANA LIMITED
                                 PARTNERSHIP

                                     AND

                       GREAT AMERICAN INSURANCE COMPANY

                               TABLE OF CONTENTS
                                                                          Page
ARTICLE 1 INTERPRETATION . . . . . . . . . . . . . . . . . . . . . . . . .  1
        Section 1.1 Provisions Pertaining to Definitions . . . . . . . . .  1
        Section 1.2 Definitions. . . . . . . . . . . . . . . . . . . . . .  1
ARTICLE 2 THE LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
        Section 2.1 Lender's Commitment. . . . . . . . . . . . . . . . . . 12
        Section 2.2 Making the Loans . . . . . . . . . . . . . . . . . . . 12
        Section 2.3 Draws, Advances and Settlement of
                    Payments and Advances. . . . . . . . . . . . . . . . . 12
        Section 2.4 Interest Payable on the Loans. . . . . . . . . . . . . 13
                (a) Determination of Interest Rate . . . . . . . . . . . . 13
                (b) Monthly Installments . . . . . . . . . . . . . . . . . 13
                (c) Interest on Overdue Payments; Default
                    Interest Rate. . . . . . . . . . . . . . . . . . . . . 13
       Section 2.5  Repayments and Prepayments of Principal . . . . . . .  14
                (a) Repayments of Loans. . . . . . . . . . . . . . . . . . 14
                (b) Optional Prepayments . . . . . . . . . . . . . . . . . 14
                (c) Application of Payments . . . . . . . . . . . . . . .  14
                (d) Early Termination of Commitment. . . . . . . . . . . . 14
                (e) Borrower's Right to TerminateLender's Commitment. . . .14
                (f) Unused Commitment Fee. . . . . . . . . . . . . . . . . 14
       Section 2.6 Payments and Computations. . . . . . . . . . . . . . .  15
                (a) Time and Place of Payments . . . . . . . . . . . . . . 15
                (b) Application of Funds . . . . . . . . . . . . . . . . . 15
                     (i)  No Default. . . . . . . . . . . . . . . . . . . .15
                    (ii) Default. . . . . . . . . . . . . . . . . . . . .  15
                (c) Payments on Business Days. . . . . . . . . . . . . . . 15
                (d) Computation of Interest. . . . . . . . . . . . . . . . 16
      Section 2.7 Payments to be Free of Deductions. . . . . . . . . . . . 16
      Section 2.8 Use of Proceeds. . . . . . . . . . . . . . . . . . . . . 17
                (a) Permitted Uses of Loan Proceeds. . . . . . . . . . . . 17
                (b) Prohibited Uses. . . . . . . . . . . . . . . . . . . . 17
      Section 2.9 Lender Statements. . . . . . . . . . . . . . . . . . . . 17

ARTICLE 3 SECURITY AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . 17
      Section 3.1 Security Interest. . . . . . . . . . . . . . . . . . . . 17
      Section 3.2 Financing Statements; Additional
                        Documents. . . . . . . . . . . . . . . . . . . . . 17
      Section 3.3 Accounts; Chattel Paper; Lease
                        Agreements . . . . . . . . . . . . . . . . . . . . 18
      Section 3.4 Release of Collateral. . . . . . . . . . . . . . . . . . 18

ARTICLE 4 CONDITIONS PRECEDENT TO DISBURSEMENTS. . . . . . . . . . . . . . 19
      Section 4.1 Conditions Precedent to Closing. . . . . . . . . . . . . 19
                (a) Closing Fee. . . . . . . . . . . . . . . . . . . . . . 19
                (b) Legal Fees . . . . . . . . . . . . . . . . . . . . . . 19
                (c) First Priority Liens . . . . . . . . . . . . . . . . . 19

                (d) Certified Copies of organizational
                       Documents. . . . . . . . . . . . . . . . . . . . . .19
                (e) Proof of Authority . . . . . . . . . . . . . . . . . . 19
                (f) Legality of Transactions . . . . . . . . . . . . . . . 19
                (g) Loan Documents, Etc. . . . . . . . . . . . . . . . . . 20
                (h) Legal Opinion. . . . . . . . . . . . . . . . . . . . . 20
                (i) Subordination and Intercreditor
                        Agreement. . . . . . . . . . . . . . . . . . . . . 20
                (j) General Partner Subordination and
                        Intercreditor. . . . . . . . .. . . . . . . . . .  20
                (k) Amendments to the Subordinated Debt. . . . . . . . . . 20
      Section 4.2 Conditions Precedent to Loans. . . . . . . . . . . . . . 20
                (a) Legality of Transactions . . . . . . . . . . . . . . . 20
                (b) Representations and Warranties . . . . . . . . . . . . 20
                (c) No Default . . . . . . . . . . . . . . . . . . . . . . 21
                (d) Maximum Credit . . . . . . . . . . . . . . . . . . . . 21

ARTICLE 5 GENERAL REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . 21
      Section 5.1 Existence, Etc.. . . . . . . . . . . . . . . . . . . . . 21
      Section 5.2 Authority, Etc.. . . . . . . . . . . . . . . . . . . . . 21
      Section 5.3 Title to Assets; Leases. . . . . . . . . . . . . . . . . 22
      Section 5.4 Environmental Conditions . . . . . . . . . . . . . . . . 22
      Section 5.5  Chief Executive Office. . . . . . . . . . . . . . . . . 23
      Section 5.6 Representation Regarding the
                        Collateral. . . . . . . . . . . . .. . . . . . . . 23
      Section 5.7 Accounts . . . . . . . . . . . . . . . . . . . . . . . . 24

ARTICLE 6 AFFIRMATIVE COVENANTS OF BORROWER. . . . . . . . . . . . . . . . 25
      Section 6.1 Financial Statements and other
                        Information. . . . . . . . . . . . . . . . . . . . 25
      Section 6.2 Maintenance of Property;
                        Authorization; Insurance . . . . . . . . . . . . . 26
      Section 6.3 Partnership Existence. . . . . . . . . . . . . . . . . . 27
      Section 6.4 Inspection Rights. . . . . . . . . . . . . . . . . . . . 27
      Section 6.5 Compliance with Laws . . . . . . . . . . . . . . . . . . 28
      Section 6.6 Notice of other Events . . . . . . . . . . . . . . . . . 28
      Section 6.7 Communication with Accountants . . . . . . . . . . . . . 29
      Section 6.8 Payment of Indebtedness. . . . . . . . . . . . . . . . . 29
      Section 6.9 Governmental Consents and Approvals. . . . . . . . . . . 29
      Section 6.10 Employee Benefit Plans and
                         Guaranteed Pension Plans . . . . . . . . . . . . .30
      Section 6.11 Notices with Respect to
                         Subordinated Debt. . . . . . . . . . . . . . . . .30
      Section 6.12 Further Assurances. . . . . . . . . . . . . . . . . . . 30
      Section 6.13 Use of Proceeds . . . . . . . . . . . . . . . . . . . . 31
      Section 6.14 Audit Expenses. . . . . . . . . . . . . . . . . . . . . 31

ARTICLE 7 NEGATIVE COVENANTS OF Borrower. . . . . . . . . . . . . . . . .  31
      Section 7.1 Limitation on Nature of Business . . . . . . . . . . . . 31
      Section 7.2 Limitation on Fundamental Changes. . . . . . . . . . . . 31
      Section 7.3 Limitation on Disposition of Assets. . . . . . . . . . . 31

      Section 7.4 Limitation on Mortgages, Liens
                        and Encumbrances . . . . . . . . . . . . . . . . . 32
      Section 7.5 No Additional Negative Pledges . . . . . . . . . . . . . 32
      Section 7.6 Transactions with
                        Associated Persons. . . . . . . . . . . . . . . . .33
      Section 7.7 Limitations on Restricted Payments . . . . . . . . . . . 33
      Section 7.8 Limitation on Payments on General
                        Partner Subordinated Debt.  . . . . . . . . . . . .33
      Section 7.9 Transactions with Affiliates . . . . . . . . . . . . . . 33
      Section 7.10 Limitations on Indebtedness . . . . . . . . . . . . . . 34
      Section 7.11 Limitation on Optional Payments and
                   Modifications of Debt Instruments . . . . . . . . . . . 34
      Section 7.12 Organizational Documents. . . . . . . . . . . . . . . . 34
      Section 7.13 Change of Locations; Collateral . . . . . . . . . . . . 34

ARTICLE 8 EVENTS OF DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . . 35
      Section 8.1 Events of Default. . . . . . . . . . . . . . . . . . . . 35
                (a) Principal and Interest . . . . . . . . . . . . . . . . 35
                (b) Representation and Warranties. . . . . . . . . . . . . 35
                (c) Certain Covenants. . . . . . . . . . . . . . . . . . . 35
                (d) Other Covenants. . . . . . . . . . . . . . . . . . . . 35
                (e) Loan Documents . . . . . . . . . . . . . . . . . . . . 35
                (f) Litigation . . . . . . . . . . . . . . . . . . . . . . 36
                (g) Default by Borrower under other
                        Agreements . . . . . . . . . . . . . . . . . . . . 36
                (h) Insolvency . . . . . . . . . . . . . . . . . . . . . . 36
                (i) Judgment . . . . . . . . . . . . . . . . . . . . . . . 37
                (j) Material Adverse Change. . . . . . . . . . . . . . . . 37
      Section 8.2 Termination of Commitments and
                        Acceleration of Obligations . . . . . . . . . . . .37
      Section 8.3 Remedies . . . . . . . . . . . . . . . . . . . . . . . . 38
      Section 8.4 Lockbox Accounts . . . . . . . . . . . . . . . . . . . . 40
      Section 8.5 No Implied Waiver; Rights Cumulative . . . . . . . . . . 41
      Section 8.6 Set-Off; Pro Rata Sharing. . . . . . . . . . . . . . . . 41

ARTICLE 9 PROVISIONS OF GENERAL APPLICATION. . . . . . . . . . . . . . . . 42
      Section 9.1 Term of Agreement. . . . . . . . . . . . . . . . . . . . 42
      Section 9.2 Notices. . . . . . . . . . . . . . . . . . . . . . . . . 42
      Section 9.3 Survival of Representations. . . . . . . . . . . . . . . 43
      Section 9.4 Costs, Expenses, Taxes and
                        Indemnification . . . . . . . . . . . . . . . . . .43
      Section 9.5 Language . . . . . . . . . . . . . . . . . . . . . . . . 44
      Section 9.6 Binding Effect; Assignment . . . . . . . . . . . . . . . 44
      Section 9.7 Assignment of Loans; Participation . . . . . . . . . . . 45
      Section 9.8 Governing Law. . . . . . . . . . . . . . . . . . . . . . 45
      Section 9.9 WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . 45
      Section 9.10 Waivers . . . . . . . . . . . . . . . . . . . . . . . . 45
      Section 9.11 Interpretation of Loan Documents. . . . . . . . . . . . 45
      Section 9.12 Headings. . . . . . . . . . . . . . . . . . . . . . . . 45
      Section 9.13 Counterparts. . . . . . . . . . . . . . . . . . . . . . 45
      Section 9.14 Severability. . . . . . . . . . . . . . . . . . . . . . 46
      Section 9.15 One General Obligation. . . . . . . . . . . . . . . . . 46

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

     THIS LOAN AND SECURITY AGREEMENT dated as of August 23, 1996 by and between NEW ENERGY COMPANY OF INDIANA LIMITED PARTNERSHIP, an Indiana limited partnership (the "Borrower") and Great American Insurance Company, an Ohio corporation (the "Lender").

                                  ARTICLE 1

                               INTERPRETATION
                               --------------

     Section 1.1 Provisions Pertaining to Definitions.  For all purposes of
             ------------------------------------
this Loan and Security Agreement (except where such interpretations would be inconsistent with the context or the subject matter):

          (a) The expression "this Agreement" shall mean this Loan and Security Agreement (including all of the Schedules and Exhibits annexed hereto) as originally executed, or, if supplemented, amended or restated from time to time, as so supplemented, amended or restated;

          (b) Where appropriate, words importing the singular only shall include the plural and vice versa, and all references to dollars shall be United States Dollars; and

          (c) Accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with Generally Accepted Accounting Principles (as hereinafter defined).

     Section 1.2 Definitions.  In addition to terms defined elsewhere in this
               -----------
Agreement, the following terms shall have the following meanings in this
Agreement:

     "Account Debtor" means any Person obligated for the payment of an
      --------------
Account.

     "Accounts" mean, with respect to any person, such Person's accounts,
      --------
rental agreements and other contract rights, rights to payment and other forms of obligation for the payment of money, whether now existing or existing in the future, including, without limitation, all (i) accounts receivable whether or not specifically listed on schedules furnished to Lender), all accounts created by or arising from all of such Person's sales of goods, financial instruments, documents, permits or other items, or rendition of services, including funds transfer services, made under any of such Person's trade names or styles, or through any of such Person's subsidiaries or divisions, and all accounts acquired by assignment in the ordinary course of business; (ii) unpaid seller's rights (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom;

(iii) rights to any goods represented by any of the foregoing, including returned or repossessed goods; (iv) reserves and credit balances held by such Person with respect to any such accounts receivable or account debtors; (v) guarantees or collateral for any of the foregoing; and (vi) insurance policies or rights relating to any of the foregoing.

     "Administration Fee" means the administration fee to be paid by the
      ------------------
Borrower to the General Partner pursuant to the terms of Amendment No. 1 to the Amended and Restated Loan Restructuring Agreement among New Energy Company of Indiana Limited Partnership, New Energy Corporation of Indiana, and the United States of America, acting by and through the Secretary of Energy.

     "Affiliate" means, in relation to any Person (in this definition called
      ---------
"Affiliated Person"), any Person which (directly or indirectly) controls or is controlled by or is under common control with such Affiliated Person. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") , as used with respect to any Person, shall mean the possession (directly or indirectly) of the power to direct or to cause the direction of the management or the policies of such Person, whether through the ownership of shares of any class in the capital or any other voting securities of such Person or by contract or otherwise. The term "Affiliate" specifically includes the General Partner and does not include the Lender.

     "Associated Person" means (a) any Person which is an Affiliate of the
      -----------------
Borrower; (b) any Person who is a Relative of any Person who is an Associated Person; (c) any corporation more than twenty-five percent (25%) of the shares of any class of the capital stock of which is legally and/or beneficially owned by any one or more Associated Persons; (d) any partnership, joint venture or unincorporated trade or business enterprise more than twenty-five percent (25%) of all of the ownership rights in the capital or equity of which is legally and/or beneficially owned by and one or more Associated Persons;
(e) any trust or estate more than twenty-five percent (25%) of all of the beneficial interest in which is owned or held by any one or more Associated Persons; and (f) any Person which legally and/or beneficially owns (i) more than twentyfive percent (25%) of the shares of any class and the capital of any corporation which is an Associated Person, or (ii) more than twenty-five percent (25%) of all of the ownership rights in the capital or equity of any partnership, joint venture or unincorporated trade or business enterprise which is an Associated Person, or (iii) more than twenty-five percent (25%) of all of the beneficial interests of any trust or estate which is an Associated Person. Under no circumstance shall the Lender, in its capacity as such, be considered an Associated Person.

     "Borrowing Base Certificate" means a certificate in such form and
      --------------------------
containing such information as the Lender may from time to time direct, setting forth the calculation of Eligible Accounts, Inventory and Maximum Borrowing Base.

     "Business Day" means any day other than a Saturday or Sunday on which
      ------------
commercial banking institutions are open for business in Cincinnati, Ohio and South Bend, Indiana.

     "Cash Disbursement Account" has the meaning set forth in Section 2.3(a)
      -------------------------
hereof.

     "Closing Date" means the day as of which this Agreement shall be legally
      ------------
enforceable in accordance with its terms against each of the parties hereto.

     "Code" means the United States Internal Revenue Code of 1986, as
      ____
amended from time to time, or any successor federal tax code, and any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions.

      "Collateral" means
       ----------

                    (i) all of the Accounts and Inventory of the Borrower, whether tangible or intangible, or whether now owned or hereafter acquired by Borrower;

                    (ii) all proceeds and products of any of the foregoing in whatever form, including cash, negotiable instruments and other evidences of indebtedness, chattel paper, security agreements or other documents and all rights of Borrower in, to and under all leases and rental agreements relating to the foregoing;

                    (iii) all of the right, title and interest of Borrower in and to all goods or other property represented by or securing any of the accounts receivable, including all goods that may be reclaimed or repossessed from or returned by an account debtor;

                    (iv) all of the rights of Borrower as an unpaid seller, including stoppage in transit, detinue and reclamation;

                    (v) all additional amounts due to Borrower from any account debtor, irrespective of whether such additional amounts have been specifically assigned to Lender;

                   (vi) all guaranties, or other agreements or property securing or relating to any of the items referred to in (i) above, or acquired for the purpose of securing and enforcing any of such items;

                    (vii) all instruments, documents, securities, cash, property, deposit accounts (including, but not limited to, deposits made to any cash collateral account), and the proceeds of any of the foregoing, owned by Borrower or in which Borrower has an interest, which are now or may hereafter be in the possession or control of Lender or in transit by mail or carrier to or from Lender, or in possession of any third party acting on behalf of Lender, without regard to whether Lender received same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Lender had conditionally released the same;

                    (viii) all proceeds and products of the collateral described above, including without limitation, all claims against third parties for damage to or loss or destruction of any of the foregoing, including proceeds, accounts, contract rights, chattel paper and general intangibles arising out of any sale, lease or other disposition of any of the foregoing; and

                    (ix) any other collateral security granted to Lender from time to time.

     "Default" means any event or occurrence which, with the giving of
      -------
notice or the passage of time, or both, would constitute an Event of Default.

     "Default Interest Rate" means an annual rate of interest which shall (to
      ---------------------
the extent permitted by applicable law) at all times be equal to three percent (3.0%) in excess of the Interest Rate.

     "Delinquent Real Estate Taxes" means the unpaid real estate taxes of
      ----------------------------
Borrower in the approximate amount of $800, 000 due and payable in connection with real property located in South Bend, Indiana.

     "Draw Date" means in relation to any Loan, the day on which such Loan is
      ---------
made or is to be made to Borrower pursuant to this Agreement.

     "Eligible Accounts" means, as at any date of determination, the aggregate
      -----------------
of all Accounts consisting of trade accounts receivable arising in the ordinary course of business; except that the following Accounts shall not be considered "Eligible Accounts":

          (i) Accounts which remain unpaid for more than ninety (90) days after invoice date;

          (ii) Accounts due from an Account Debtor whose principal place of business is located outside, the United States of America unless such Account is backed by a letter of credit issued or confirmed by a bank that is organized under the laws of the United States of America or a State thereof and has capital and surplus in excess of $2,000,000,000; provided that such letter of credit becomes additional collateral under the Security Documents;

          (iii) Accounts due from an Account Debtor which Lender has notified Borrower does not have a satisfactory credit standing (as determined in the sole discretion of Lender);

          (iv) Accounts with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof unless Borrower has, with respect to such Accounts, complied with the Federal Assignment of Claims Act (31 U.S.C. section 3727);

          (v) Accounts with respect to which the Account Debtor is an Affiliate of Borrower or a director, officer, agent, stockholder or employee of Borrower or any of its Affiliates;

          (vi) Accounts due from an Account Debtor if more than fifty percent (50%) of the aggregate amount of Accounts of such customer have at the time remained unpaid for more than ninety (90) days after invoice date;

          (vii) Accounts with respect to which the Account Debtor is also Borrower's creditor or supplier, or as to which any other Indebtedness owing to Borrower the Account Debtor has disputed liability, or where the Account otherwise has become the subject of any right of set off or counterclaim (but only to the extent of such contra-account, disputed amount, claim, counterclaim or right of set off);

          (viii) Accounts evidenced by an instrument or chattel paper (in each case, as defined in Article 9 of the UCC) not in the possession of Lender;

          (ix) Accounts with respect to which Lender does not have a valid, first priority and fully perfected security interest and Accounts subject to any Lien except those in favor of Lender and Permitted Encumbrances;

          (x) Accounts with respect to which the Account Debtor is the subject of any bankruptcy or other insolvency proceeding;

          (xi) Accounts due from any single Account Debtor to the extent that such Accounts exceed in the aggregate an amount equal to twenty percent (20%) of the aggregate of all Accounts at said date; provided, however, Lender agrees to except here from Accounts of Account Debtors of recognized creditworthiness, including the Recognized Account Debtors;

          (xii) Accounts due from any affiliated group of Account Debtors, to the extent that such Accounts, in the aggregate, exceed an amount equal to forty percent (40%) of the aggregate of all Accounts at said date;

          (xiii) Accounts with respect to which the Account Debtor's obligation to pay is conditional or subject to a repurchase obligation or right to return, including bill and hold sales, guaranteed sales, sale or return transactions, sales on approval or consignment sales;

          (xiv) Accounts with respect to which any covenant, representation or warranty contained in this Agreement or in any other Loan Document has been breached (unless cured or waived);

          (xv) Accounts with respect to which the Inventory giving rise to such Account has not been shipped and delivered to the Account Debtor (or, if shipped and delivered, as to which Borrower has received knowledge or notice of its loss in transit, misdelivery or nonacceptance); and

          (xvi) Any other Accounts which from time to time Lender, in the reasonable exercise of its credit judgment, may declare to be ineligible for purposes hereof.

     "Eligible Accounts Advance Rate" means 75% or such greater percentage
      ------------------------------
amount as the Lender may determine at any time or from time to time in its sole discretion.

     "Employee Benefit Plan" means an "employee benefit plan" as defined in
      ---------------------
Section 3(3) of ERISA.

     "Environmental Laws" means, individually or collectively, any local,
     ------------------
state or federal law, statute, rule, regulation, order, ordinance, common law, permit or license term or condition, or state superlien or environmental clean-up or disclosure statutes pertaining to the environment or to environmental contamination, regulation, management, control, treatment, storage, disposal, containment, removal, clean-up, reporting, or disclosure.

     "EPA Permits" has the meaning set forth in Section 5.4 hereof.
      -----------

     "ERISA" means the Employee Retirement Income Security Act of 1974 and
      -----
regulations issued thereunder, as amended from time to time and any successor statute.

         "ERISA Affiliate" means, in relation to any Person, any trade or
          ---------------
business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Code.


         "ERISA Liabilities" means the aggregate of all unfunded vested
          -----------------
benefits under any employee pension benefit plan, within the meaning of
Section 3(2) of ERISA, of Borrower or any ERISA Affiliate of Borrower under any Plan covered by ERISA that is not a Multi-employer Plan and all potential withdrawal liabilities of any thereof under all Multiemployer Plans.

         "Event of Default" means any event or condition described in Section
          ----------------
8.1 of this Agreement.

         "Generally Accepted Accounting Principles" or "GAAP" means generally
          ----------------------------------------      ----
accepted accounting principles in effect from time to time, consistently applied.

         "General Partner" means New Energy Corporation of Indiana, an
          ---------------
Indiana corporation, and its successors and assigns.

         "General Partner Subordinated Debt" means the original existing
          ---------------------------------
Indebtedness of Borrower to the General Partner in the approximate amount of Ten Million Six Hundred Thousand and 00/100 Dollars ($10,600,000), and the accrued but any unpaid portion of the Administration Fee.

         "General Partner Subordination and Intercreditor Agreement" means
          ---------------------------------------------------------
the Agreement to be entered into between the General Partner and Lender pursuant to which the General Partner shall subordinate the General Partner Subordinated Debt to the unpaid balance of the Loans and all of the other Obligations.

         "Guaranteed Pension Plan" means any pension plan maintained by
          -----------------------
Borrower or an ERISA Affiliate of Borrower, or to which Borrower or an ERISA Affiliate contributes, some or all of the benefits under which are guaranteed by the United States Pension Benefit Guaranty Corporation ("PBGC").

        "Hazardous Substances" means any and all hazardous and toxic
         --------------------
substances, wastes or materials, any pollutants, contaminants, or dangerous materials, or any other similar substances or materials which are included under or regulated by any Environmental Law.

         "Head Office" means, in relation to the Lender, its head office at
          -----------
One East Fourth Street, Cincinnati, Ohio 45202 or such office designated in writing to Borrower by the Lender.

         "Indebtedness" means, in relation to any Person, at any particular
          ------------
time, all of the obligations of such Person which, in accordance with GAAP, would be classified as indebtedness upon a balance sheet including any footnote thereto of such Person prepared at such time.

         "Interest Rate" means an annual rate of interest which shall (to the
          -------------
extent permitted by applicable law) at all times be equal to three percent (3%) in excess of the Prime Rate.

         "Inventory" means, with respect to any Person, such Person's
          ---------
inventory, including without limitation: (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in such Person's business, wherever located and whether in the possession of such Person or any other Person; (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service, wherever located and whether in the possession of such Person or any other Person; and (iii) all goods returned to or repossessed by such Person.

         "Inventory Advance Rate" means 50% or such greater percentage amount
          ----------------------
as the Lender may determine at any time or from time to time in its sole discretion.

         "Legal Requirements" means all applicable laws, rules, regulations,
          ------------------
ordinances, judgments, orders, decrees, injunctions, arbitral awards, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, and officials and officers thereof, that are now or at any time in the future in effect.

      "Liabilities" means all indebtedness, obligations and other liabilities
       -----------
of Borrower whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, secured or unsecured arising by contract, operation of law or otherwise, classified as liabilities in accordance with GAAP on a balance sheet of Borrower.

         "Licenses and Permits" means all licenses, permits, registrations
          --------------------
and recordings thereof and all applications incorporated into for such licenses, permits and registrations now owned or hereafter acquired by Borrower and required for the business operations of Borrower.

         "Lien" means any lien, mortgage, pledge, security interest, charge
          ----
or other encumbrance of any kind including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest.

         "Loan Documents" mean this Agreement, the Security Documents and any
          --------------
other agreement, instrument, certificate or document executed in connection with or pursuant to this Agreement whether concurrently herewith or subsequent hereto.

         "Loans" mean, collectively, the revolving credit loans, each singly
          -----
a "Loan" made or to be made to the Borrower by the Lender pursuant to this Agreement.

         "Material Adverse Effect" means any event which will, or is
          -----------------------
reasonably likely to, have a material adverse effect upon the financial condition, operations, assets or prospects of the Borrower.

         "Maturity Date" means the later of December 31, 1997 or such date
          -------------
that the Lender agrees to extend the Maturity Date, but, in no event later than December 31, 1998.

         "Maximum Borrowing Base" means the lesser of either (i) the Maximum
          ----------------------
Commitment or (ii) the sum of (a) the value of the Borrower's Eligible Accounts times the Eligible Accounts Advance Rate plus (b) the value of the Borrower's Inventory times the Inventory Advance Rate.

         "Maximum Commitment" means Ten Million Dollars ($10,000,000).
          ------------------

         "Multiemployer Plan" means a "multiemployer plan" as defined in
          ------------------
Section 4001(a) (3) of ERISA which is maintained for employees of Borrower, or any ERISA Affiliate of Borrower.

         "Obligations" means, collectively, all of the indebtedness,
          -----------
obligations and liabilities existing on the date hereof or arising from time to time hereafter, whether direct, indirect, absolute, contingent, joint or several, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of Borrower to the Lender or any Lender (i) in respect of the Loans made pursuant to this Agreement; or (ii) under or in respect of any one or more of the Loan Documents. obligations shall also include all interest, charges and other fees chargeable hereunder to Borrower or due hereunder from Borrower to Lender from time to time and all costs and expenses referred to in Section 9.4 herein.

         "Permitted Liens" means those Liens and encumbrances permitted
          ---------------
hereunder pursuant to Section 7.4.

         "Person" shall include an individual, a company, a corporation,
          ------
an association, a partnership, a joint venture, an unincorporated trade or business enterprise, a trust, an estate, or other legal entity or a government (national, regional or local), court, arbitrator or any agency, instrumentality or official of the foregoing.

           "Prime Rate" means the rate of interest per annum the "prime rate"
            ----------
of interest as quoted daily in The Wall Street Journal in its column entitled
                               -----------------------
"Money Rates", or if such rate is not quoted or more than one such rate is quoted a rate equal to the arithmetic average (rounded upwards, if necessary, to the next 1/10 of 1%) of the rates per annum announced by (a) The Chase Manhattan Bank, New York, (b) Morgan Guaranty Trust Co., New York, New York, and (c) Citibank, N.A., New York, New York, as their "prime rate" of interest or base rate on corporate loans. If any such bank should fail to quote such rates, the Lender shall determine, in its reasonable judgment, a substitute bank or banks having its principal office in New York, New York, as the substitute rate to be used in calculating the Prime Rate.

         "Property" means all types of real, personal, tangible, intangible
          --------
or mixed property.

         "Recognized Account Debtors" means Mobil Oil Corporation, Shell Oil
          --------------------------
Products Company, Amoco Oil Corporation, Marathon Oil Company and Clark Refining And Marketing, Inc.

         "Relative" means, in relation to any first person, any Person (i)
          --------
who is the first person's spouse, parent, grandparent, child, grandchild, brother or sister, or (ii) who is the spouse of any such Person referenced to in clause (i).

         "Restricted Payment" means (a) any distribution in cash or in kind
          ------------------
with respect to the partnership interests of the Borrower or any guaranteed payment made by Borrower to any partner of the Borrower other than payment of the Administration Fee, (b) any purchase, redemption or other acquisition for value of any partnership interest of the Borrower, (c) any loan, advance, extension of credit or guarantee obligation by the Borrower to any Affiliate of the Borrower, other than as permitted hereunder, or (d) any investment in any Affiliate of the Borrower.

         "SEC" means the Securities and Exchange Commission or any successor
          ---
agency.

         "Security Documents" shall mean, collectively, this Agreement,
          ------------------
UCC-1 Financing Statements and each other agreement, assignment or instrument creating or purporting to create a lien in favor of Lender for the ratable benefit of the Lender.

         "Subordinated Debt" means the existing Indebtedness of Borrower to
          -----------------
(i) the United States of America, acting by and through the Secretary of Energy (the "Secretary") in the aggregate principal amount of $95,622,523.26, which is evidenced by two promissory notes, one which is in the, original principal amount of $55,000,000 dated as of December 23, 1991 with an unpaid balance as of June 30, 1996 of $37,371,429.51 and the other of which is in the original principal amount of $40,622,523.26 dated as of December 23, 1991 with an unpaid balance as of June 30, 1996 of $22,297,318.66 and (ii) the Business Development Corporation of South Bend, Indiana (the "BDC"), which is evidenced by three promissory notes, one which is in the original principal amount of $2,272,903.31 dated as of October 24, 1985 with an unpaid balance as of August 13, 1996 of $739,181.07, a promissory note in the original principal amount of $159,360.95, dated as of October 24, 1985 with an unpaid balance as of August 13, 1996 of $53,808.39, and a promissory note in the original principal amount of $209,630.67 undated February 1, 1996 with an unpaid balance as of August 13, 1996 of $212,806.76.

         "Subordination and Intercreditor Agreement" means the Agreement to
          -----------------------------------------
be entered into among the Secretary, BDC and Lender pursuant to which, among other things, the Secretary and BDC shall subordinate the Subordinated Debt to the unpaid balance of the Loans and all of the other Obligations.

         "Subsidiary" means, as to any Person, a corporation, partnership or
          ----------
other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

         "Termination Date" means the earlier of December 31, 1997 or the date
          ----------------
upon which the entire principal of the Loans shall become due pursuant to the provisions hereof (whether as a result of acceleration by Lender or otherwise); or the date upon which the Lender's commitment to make additional Loans terminates pursuant to Section 8.2 hereof.

         "Termination Event" means (i) a "Reportable Event" described in
          -----------------
Section 4043 of ERISA and the regulations issued thereunder, but not including any such event for which the 30 day notice requirement has been waived by applicable PBGC regulation; or the withdrawal of Borrower or an ERISA Affiliate of Borrower from a Guaranteed Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; or the filing of a notice of intent to terminate a Guaranteed Pension Plan or the treatment of a Guaranteed Pension Plan amendment as a termination under Section 4041 of ERISA; or the institution of proceedings to terminate a Guaranteed Pension Plan by the Pension Benefit Guaranty Corporation; or the withdrawal or partial withdrawal of Borrower or an ERISA Affiliate of Borrower from a Multi-Employer Plan; or any other event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Guaranteed Pension Plan.

         "UCC" means the Uniform Commercial Code as the same may, from time
          ---
to time, be in effect in the State of Ohio; provided, however, that if, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Lender's security interest in any Collateral is governed by the Uniform commercial Code as in effect in a jurisdiction other than the State of Ohio, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority or for purposes of definitions related to such provisions.


                            ARTICLE 2

                            THE LOANS
                            _________

         Section 2.1 Lender's Commitment.  Lender agrees, upon the terms and
                     -------------------
subject to the conditions contained in this Agreement, to make the Loans to Borrower from time to time prior to the Termination Date, in a principal amount not to exceed the Maximum Borrowing Base.

         Section 2.2 Making the Loans.  Lender will, subject to all of the
                     ----------------
applicable terms and conditions of this Agreement, make the Loans available to Borrower at such times and in such amounts as shall be requested by Borrower in compliance with Section 2.3, and Borrower may borrow on a revolving basis from Lender on the Closing Date and from time to time thereafter, sums not to exceed the lesser of the Maximum Commitment and the Maximum Borrowing Base. All obligations of the Borrower hereunder shall constitute one general obligation of the Borrower. Borrower may borrow, repay and reborrow hereunder on and after the date hereof until the Termination Date, subject to the terms, provisions and limitations set forth herein. Amounts repaid hereunder after the Termination Date may not be reborrowed.

         Section 2.3 Draws, Advances and Settlement of Payments and Advances.
                     -------------------------------------------------------
         (a) All advances or disbursements of the Loans shall be effectuated at Borrower's request either through wire transfer or deposit of proceeds into a disbursement account (the "Cash Disbursement Account") of Borrower maintained at Norwest Bank,

N.A., Account No. 7004137801. Each request for an advance or disbursement of a Loan shall be transmitted to Lender at its then current address for notices pursuant to Section 9.2 via facsimile provided Borrower immediately notifies Lender by telephone of such transmission. All such requests for advances shall be made to and received by Lender not later than 12:00 noon Cincinnati, Ohio time on the Business Day preceding the Draw Date specified in such request and each such request shall be deemed to be a request for an advance of a Loan on the date when received and processed by Lender. Borrower hereby designates Larry W. Singleton (or any other officer of the General Partner) to make all requests for draws and advances. Advances or disbursements of the Loans shall be in a minimum amount of Fifty Thousand Dollars ($50,000.00).

         (b) Lender shall have no obligation to fund any request for an advance unless Lender shall have received and approved a Borrowing Base Certificate dated within seven (7) days of the Draw Date specified in the request for such advance.

         Section 2.4  Interest Payable on the Loans.
                      -----------------------------

         (a)   Determination of Interest Rate.   Lender shall determine
               ------------------------------
the Interest Rate in effect from time to time. Any change in the Interest Rate shall, for all purposes of this Agreement and any of the other Loan Documents, become effective on the effective date of such change as published in The Wall Street Journal.

         (b)  Monthly Installments.  On the first day of each calendar month
              --------------------
during the term hereof commencing on October 1, 1996 and until the Termination Date, Borrower shall pay to Lender interest continuing in arrears calculated on the basis of the average daily balance of Loans outstanding since the date of this Agreement or the date on which interest was most recently paid, as the case may be, at an annual rate equal to the Interest Rate.

         (c)  Interest on Overdue Payments; Default Interest Rate.  If the
              ---------------------------------------------------
Loans have been accelerated pursuant to Section 8.2(b) or if a Default or an Event of Default with respect to any monetary payment hereunder shall have occurred and during the period in which the Default or Event of Default is continuing, the outstanding principal and all accrued interest as well as any other obligations due Lender hereunder or under any Loan Document shall bear interest from the date on which such amount shall have first become due and payable to Lender to the date on which such amount shall be paid to Lender (whether before or after judgment), at the Default Interest Rate. Interest will continue to accrue until the Obligations in respect of the payment are discharged (whether before or after judgment).

               Section   2.5 Repayments and Prepayments of Principal.
                             ---------------------------------------

         (a)  Repayments of Loans.  Borrower shall pay the principal
              -------------------
and all accrued and unpaid interest in full on the Maturity Date. If at any time the aggregate amount of the Loans outstanding to Borrower exceeds the Maximum Borrowing Base, Borrower shall be obligated to immediately repay the amount thereof that exceeds the Maximum Borrowing Base.

         (b)  Optional Prepayments.  Borrower shall have the right to prepay
              --------------------
the principal of the Loans in full at any time or in part from time to time in a minimum amount of Fifty Thousand Dollars ($50,000), together with interest accrued on the principal of the Loans so prepaid through and including the date of prepayment. Borrower shall not be obligated to pay Lender any prepayment fee, exit fee or any other fee in connection with any prepayment of the principal of the Loans.

         (c)  Application of Payments.  Any payment of the Obligations under
              -----------------------
this Agreement or any of the other Loan Documents shall be applied by Lender as set forth in Section 2.6 hereof.

         (d)  Early Termination of Commitment.  Subject to the terms and
              -------------------------------
conditions of this Agreement, Borrower will be entitled to reborrow all or any part of the principal of the Loans repaid or prepaid prior to the termination of the Lender's commitment. if the Lender's commitment to make Loans hereunder shall be terminated by Lender pursuant to Section 8.2 (a), the Lender shall be entitled to declare all of the obligations to be immediately due and payable pursuant to Section 8.2(b).

         (e)  Borrower's Right to Terminate Lender's Commitment.  Borrower
              -------------------------------------------------
shall be entitled at any time prior to the Termination Date to terminate the Lender's commitment to make Loans hereunder by giving written notice of its intention to do so to Lender. Upon Lender's receipt of any such written notice, the Lender's commitment to make Loans hereunder shall thereupon be irrevocably terminated and Borrower shall not be entitled to reinstate the Lender's commitment to make Loans hereunder previously terminated pursuant to this Section 2.5(g). If Borrower exercises its right to terminate the Lender's commitment to make Loans hereunder, Borrower shall pay to Lender a termination fee of $5,000 per month for each partial and full calendar month from the date of such termination to and including the Maturity Date.

         (f)  Unused Commitment Fee.  The Borrower agrees to pay the Lender an
              ---------------------
unused commitment fee equal to three fourths of one percent (.75%).

         Section 2.6 Payments and Computations.
                     -------------------------

         (a)  Time and Place of Payments.  Notwithstanding anything in this
              --------------------------
Agreement or any of the other Loan Documents to the contrary, each payment payable by Borrower to the Lender under this Agreement or any of the other Loan Documents other than payments pursuant to Section 8.4 made as a result of the application of funds in the Cash Deposit Account, shall be made directly to the Lender, at Lender's Head Office, not later than 12:00 noon Eastern Standard or Eastern Daylight Time, as applicable in Cincinnati, Ohio, on the due date of each such payment in immediately available and freely transferrable funds.

         (b)  Application of Funds.  Notwithstanding anything herein to the
              --------------------
contrary, the funds received by Lender with respect to the obligations shall be applied as follows:

         (i)  No Default.  If the Loans have not been accelerated pursuant to
              ----------
Section 8.2(b) or if no Default or Event of Default with respect to any monetary payment hereunder or under any of the other Loan Documents shall have occurred and be continuing at the time Lender receives such funds, in the following manner: (a) first, to the payment of all fees, charges, and other sums (with exception of principal and interest) due and payable to Lender under this Agreement or the other Loan Documents at such time; (b) second, to the payment of all of the interest which shall be due and payable on the principal of the Loans at the time of such payment; and (c) third, to the payment of principal of the Loans.

         (ii) Default.  If the Loans have been accelerated pursuant to Section
              -------
8.2(b), or if a Default or Event of Default with respect to any monetary payment hereunder shall have occurred and be continuing hereunder or under any of the other Loan Documents at the time Lender receives such funds, in the following manner: (a) first, to the payment or reimbursement of Lender for all costs, expenses, disbursements and losses which shall have been incurred or sustained by Lender in or incidental to the collection of the Obligations owed by Borrower hereunder or the exercise, protection, or enforcement by Lender of all or any of the rights, remedies, powers and privileges of Lender under this Agreement, or any of the other Loan Documents and in and towards the provision of adequate indemnity to the Lender against all taxes or Liens which by law shall have, or may have priority over the rights of the Lender in and to such funds and (b) second, to the payment of all of the Obligations in accordance with Section 2.6(b)(i) above.

         (c)  Payments on Business Days.  If any sum would (but for the
              -------------------------
provisions of this paragraph (c)) become due and payable to Lender by Borrower under any of the Loan Documents on any day which is not a Business Day, then such sum shall become due and payable on the Business Day next succeeding the day on which such sum would otherwise have become due and payable hereunder or thereunder, and interest payable to Lender under this Agreement or any of the other Loan Documents shall continue to accrue and shall be adjusted by the Lender accordingly.

         (d)  Computation of Interest.  All computations of interest payable
              -----------------------
under this Agreement, or any of the other Loan Documents shall be computed by Lender on the basis of the actual principal amount outstanding on each day during the payment period and shall be calculated on the basis of the actual number of days elapsed during such period for which interest is being charged, predicated on a year consisting of three hundred and sixty (360) days. The daily interest charge shall be one three hundred sixtieth (1/360th) of the annual interest amount. Each determination of any interest rate by Lender pursuant to this Agreement, or any of the other Loan Documents shall be conclusive and binding on Borrower in the absence of manifest error. Absent manifest error, a certificate or statement signed by an authorized officer of Lender shall be conclusive evidence of the amount of the Obligations due and unpaid as of the date of such certificate or statement.

          Section 2.7 Payments to be Free of Deductions.  Each
                      ---------------------------------
payment payable by Borrower to Lender under this Agreement, or any of the other Loan Documents shall be made in accordance with Section 2.6 hereof, without set-off or counterclaim and free and clear of and without any deduction of any kind for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any political subdivision or any taxing or other authority therein, unless Borrower is compelled by law to make any such deduction or withholding. In the event that any such obligation to deduct or withhold is imposed upon Borrower with respect to any such payment payable by Borrower to Lender, (a) Borrower shall be permitted to make the deduction or withholding required by law in respect of the said payment, and
(b) there shall become and be absolutely due and payable by Borrower to Lender on the date on which the said payment shall become due and payable and Borrower hereby promises to pay to Lender on such date, such additional amount as shall be necessary to enable Lender to receive the same net amount which Lender would have received on such due date had no such obligation been imposed by law. Anything in this Section to the contrary notwithstanding, the foregoing provisions of this Section shall not apply in the case of any deductions or withholdings made in respect of taxes charged upon or by reference to the overall net income, profits or gains of Lender.

         Section 2.8 Use of Proceeds.
                     ---------------

         (a)  Permitted Uses of Loan Proceeds.  All proceeds of the Loans
              -------------------------------
shall be used by Borrower for the purpose of providing working capital in order to fund the day to day operations of the Borrower's ethanol production plant or other working capital purposes, and a portion of the Loan proceeds shall be used by the Borrower to pay in full all Delinquent Real Estate taxes on or before November 11, 1996.

         (b)  Prohibited Uses.  Borrower represents, warrants and covenants
              ---------------
to Lender that no part of the proceeds of the Loans will be used (directly or indirectly) so as to result in a violation under Regulations G, T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose violative of any rule or regulation of such Board.

         Section 2.9 Lender Statements.  A statement setting forth any amount
                     -----------------
or amounts required to be paid by Borrower to Lender hereunder, and the computations made by Lender to determine such amount or amounts, shall be submitted by Lender to Borrower in connection with each demand for payment made at any time by Lender. A demand by Lender f or any amount or amounts required to be paid by Borrower hereunder may be made before or after any payment to which such claim relates. Each such statement shall, in the absence of manifest error, constitute conclusive evidence of the amount or amounts required to be paid to Lender, provided it sets out in reasonable detail the reasons for such notice and averaging and attribution methods used by Lender to determine the amounts set forth in such notice.

                            ARTICLE 3

                        SECURITY AGREEMENT
                        ------------------

         Section 3.1 Security Interest.  To secure the prompt repayment of
                     -----------------
the Loans and all of the other Obligations and further to secure the due and punctual observance and performance by Borrower of all of the conditions, warranties, obligations, covenants, promises and agreements contained in the Agreement and the other Loan Documents with respect to the Loans, Borrower hereby grants and hereby pledges and collaterally assigns to Lender a first priority lien and security interest in all of the Collateral.

         Section 3.2 Financing Statements; Additional Documents.  Borrower
                     ------------------------------------------
covenants and agrees to deliver to Lender all such documents necessary, in the Lender's opinion, to perfect its liens and security interests in the Collateral which now exist or which may exist or arise hereafter from time to time. Such filings shall be in form and substance required by Lender, and Borrower shall pay all costs of recording and filing the financing statements (and any continuation or termination statements with respect thereto), and any other documents, titles, statements, assignments or the like reasonably required to create, maintain, preserve or perfect the liens or security interests, together with costs and expenses of any lien or UCC searches required by Lender in connection with the making of the Loans. At Lender's request, Borrower shall execute and deliver to Lender, at any time and from time to time hereafter, all supplemental documentation that Lender may reasonably request to perfect, maintain, preserve or continue the security interest and liens granted Lender hereby and under any of the other Loan Documents, in form and substance acceptable to Lender, and pay the costs of preparing and recording or filing of the same. Except as otherwise provided in this Agreement, Borrower, immediately on acquiring Inventory or Accounts or proceeds thereof for which separate perfection is necessary or reasonably considered desirable by Lender, shall deliver to Lender, any and all evidence of ownership of any such property and shall take all such action as may be reasonably necessary to perfect Lender's security interest in such property. Lender (by any of its officers, employees or agents, but only upon authorization of an officer of Lender) shall have the right, at any time or times during Borrower's usual business hours, to inspect the Collateral, all records related thereto (and to make extracts from such records) and the premises upon which any of the Collateral is located, to discuss Borrower's affairs and finances with any accountant, Account Debtor or creditor of Borrower and to verify the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral.

         Section 3.3 Accounts; Chattel Paper; Lease Agreements.  After the
                     -----------------------------------------
occurrence of an Event of Default and during the continuance thereof, Lender shall have the right, at any time, to notify any person obligated to make payments to Borrower with respect to Accounts, chattel paper and lease agreements to make such payments directly to Lender.

         Section 3.4 Release of Collateral.  Upon Borrower's full performance
                     ---------------------
of its obligations in respect of the Loans and the other Obligations and termination of Borrower's right to borrow under this Agreement, Lender shall release its security interest in all of the Collateral.

                            ARTICLE 4

              CONDITIONS PRECEDENT TO DISBURSEMENTS
              -------------------------------------

         Section 4.1 Conditions Precedent to Closing.  On or prior to the
                     -------------------------------
Closing Date, each of the following conditions precedent shall have been satisfied:

         (a)  Closing Fee.  Borrower shall have paid to Lender a closing fee
              -----------
in the amount of two percent (2%) of the Maximum Commitment.

         (b)  Legal Fees.  Borrower shall have reimbursed Lender for all fees
              ----------
and disbursements of legal counsel to Lender which shall have been incurred by Lender through the Closing Date in connection with the preparation, negotiation, review, execution and delivery of the Loan Documents and the handling of any other matters incidental thereto.

         (c)  First Priority Liens.  Lender's Liens in the Collateral shall be
              --------------------
first priority Liens in such Collateral under the UCC taking into account the effect of the Subordination and Intercreditor Agreement.

         (d)  Certified Copies of Organizational Documents.  Lender shall
              --------------------------------------------
have received from Borrower (i) a copy, certified by a duly authorized representative of Borrower to be true and complete on and as of the Closing Date, of the limited partnership agreement as in effect on the Closing Date (together with all, if any, amendments thereto); (ii) the limited partnership certificate filed with the appropriate State of County; and (iii) the Articles of Incorporation and other organization documents of the General Partner certified by the applicable Secretary of State and a good standing certificate of the General Partner.

         (e)  Proof of Authority.  Lender shall have received from Borrower,
              ------------------
certified by the General Partner to be true and complete on and as of the Closing Date, records of all action taken by Borrower to authorize (i) the execution and delivery of this Agreement and the other Loan Documents; (ii) its performance of all of its obligations under each of such documents; and
(iii) the making by Borrower of the borrowings.

         (f)  Legality of Transactions.  No change in applicable law shall
              ------------------------
have occurred as a consequence of which it shall have become and continue to be unlawful (i) for Lender to perform any of its agreements or obligations under any of the Loan Documents to which it is a party on the Closing Date; or
(ii) for Borrower to perform any of its agreements or obligations under any of the Loan Documents on the Closing Date.

         (g)  Loan Documents, Etc.  The Loan Documents shall have been duly
              -------------------
and properly authorized, executed and delivered to Lender by the respective party or parties thereto and shall be in full force and effect.

         (h)  Legal Opinion.  Lender shall have received a written legal
              -------------
opinion, addressed to Lender and dated as of the Closing Date, from legal counsel for Borrower, which shall be substantially in a form reasonably acceptable to Lender.

         (i)  Subordination and Intercreditor Agreement.  The Secretary and
              -----------------------------------------
BDC shall have duly authorized, executed and delivered the Subordination and Intercreditor Agreement to the Lender and shall have taken all actions required thereby for the performance and observance of their respective obligations thereunder to the satisfaction of the Lender.

         (j)  General Partner Subordination and Intercreditor Agreement.
              ---------------------------------------------------------
The General Partner shall have duly authorized, executed and delivered the General Partner Subordination and Intercreditor Agreement to the Lender and shall have taken all actions required thereby for the performance and observance of its obligations thereunder to the satisfaction of the Lender.

         (k)  Amendments to the Subordinated Debt.  The Secretary, the BDC
              -----------------------------------
and Borrower shall have authorized, executed and delivered amendments to their respective loan documents restructuring payments under such documents to the satisfaction of Lender.

         Section 4.2 Conditions Precedent to Loans.  The obligation of the
                     ------------------------------
Lender to make any Loan shall be subject to the satisfaction, prior thereto or concurrently therewith, of each of the following conditions precedent:

          (a) Legality of Transactions.  It shall not be unlawful (a) for
              ------------------------
Lender to perform or observe any of its agreements or obligations under any of the Loan Documents to which it is a party on the Draw Date of such Loan or (b) for Borrower to perform or observe any of its material agreements or obligations under any of the Loan Documents.

         (b)  Representations and Warranties.  Each of the representations and
              ------------------------------
warranties made by or on behalf of Borrower to Lender in this Agreement or any other Loan Document (a) shall be true and correct in all material respects when made and (b) shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of Borrower' s request for such Loan, as the case may be, and shall be true and correct in all material respects as of each of such dates, except, in each case, as affected by the consummation of the transactions contemplated by the Loan Documents.

         (c)  No Default.  Except with respect to the Delinquent Real Estate
              ----------
Taxes which shall be paid on or before December _, 1996, no event shall have occurred on or prior to such date and be continuing on such date, and no condition shall exist on such date which constitutes a Default or Event of Default.

         (d)  Maximum Credit.  The making of such Loan shall not result in
              --------------
the  sum of all outstanding Loans exceeding the Maximum Commitment.

                            ARTICLE 5

              GENERAL REPRESENTATIONS AND WARRANTIES
              --------------------------------------

         Borrower represents and warrants to Lender as follows:

         Section 5.1 Existence, Etc.  Borrower (i) is a limited partnership
                     --------------
duly organized, validly existing and in good standing under the laws of the State of Indiana; and (ii) has full power and authority and full legal right to own or to hold under lease its Property and to carry on its business as presently conducted. Borrower is qualified and licensed in each jurisdiction wherein the character of the Property owned or held under lease by it, or the nature of its business makes such qualification necessary or advisable.

         Section  5.2 Authority, Etc.
                      --------------

         (a) Borrower has adequate power, authority and full legal right to enter into this Agreement and each of the other Loan Documents, and to perform, observe and comply with all of its agreements and obligations under each of such documents, including, without limitation, the borrowings contemplated hereby.

         (b) The execution and delivery by Borrower of each of the Loan Documents, the performance by Borrower of all of its agreements and obligations under such documents, and the making by Borrower of the borrowings contemplated by this Agreement, have been duly authorized by all necessary action on the part of Borrower and the General Partner and do not and will not
(i) contravene any provision of its partnership agreement (as in effect from time to time); (ii) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien upon any of the Property of Borrower under any agreement, trust deed, indenture, mortgage or other material instrument to which Borrower is a party or by which Borrower or any other Property of Borrower is bound or affected; (iii) violate or contravene any provision of any law, rule or regulation (including, without limitation, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System) or any order, ruling or interpretation thereunder or any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official (all as from time to time in effect and applicable to Borrower); or (iv) require any waivers, consents or approvals by any of the creditors or trustees for creditors of Borrower or any other Person.

         (c) Except for those obtained by Borrower prior to the closing, copies of which have been delivered to the Lender, no approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency is required, under any provision of any applicable law:

         (i) for the execution and delivery by Borrower of this Agreement and the other Loan Documents, for the performance by Borrower of any of the agreements and obligations thereunder or for the making by Borrower of the borrowings contemplated by this Agreement or for the conduct by Borrower of its business; or

         (ii) to ensure the continuing legality, validity, binding effect, enforceability or admissibility in evidence of this Agreement and the other Loan Documents.

         Section 5.3 Title to Assets; Leases.  Borrower has good, sufficient
                     -----------------------
and legal title to, or leasehold interest in, all the Property and assets reflected in the most recent balance sheet of Borrower, except for assets disposed of since that date in the ordinary course of business. Borrower enjoys peaceful and undisturbed possession of all leases of Property and all such leases are valid and in full force and effect.

         Section 5.4  Environmental Conditions.
                      ------------------------

         (a) Borrower and its Affiliates have obtained all necessary permits, licenses, variances, clearances and all other necessary approvals (collectively the "EPA Permits") for the operation and conduct of its business from all applicable federal, state, and local governmental authorities, utility companies or development-related entities including, but not limited to, any and all appropriate federal or state environmental protection agencies and other county or city departments, public water works and public utilities in regard to the operation and conduct of its business, and the handling, transporting, treating, storage, disposal, discharge, or release of Hazardous Substances, if any, into, on or from the environment (including, but not limited to, any air, water, or soil) except where the failure to obtain such a permit would not have a Material Adverse Effect.

         (b) Borrower, nor any Property owned by Borrower, is subject to any material private or governmental litigation, threatened litigation, Lien or judicial or administrative notice, order or action relating to Hazardous Substances or environmental problems, impairments or liabilities with respect to Borrower.

         (c) Borrower has not received written notice of any circumstances which would result in any material obligation under any Environmental Law to investigate or remediate any Hazardous Substances including, but not limited to, in, on or under any Property owned or used by Borrower.

         Section 5.5 Chief Executive Office.  The chief executive office of
                     ----------------------
Borrower and the office where all of the records and books of account of Borrower are located is 3201 West Calvert Street, South Bend, Indiana, 46680.

         Section 5.6 Representations Regarding the Collateral.
                     ----------------------------------------

           (a) Borrower is and at all times will be the sole owner of and have good and marketable title to the Collateral, free from all Liens other than the Delinquent Real Estate Taxes, in favor of any Person other than the Lender and except Permitted Liens, and has full right and power to grant the Lender a security interest therein. All information furnished to the Lender concerning the Collateral is and will be complete, accurate and correct in all respects when furnished.

           (b) No security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by Borrower in favor of the Secretary and BDC, or (ii) in respect of the items of Collateral subject to the Permitted Liens.

           (c) The terms of this Agreement and the Subordination and Intercreditor Agreement are sufficient to create in favor of the Lender, and at all times thereafter, a valid and continuing lien on, and first priority security interest in, the types of the Collateral hereunder in which a security interest may be created under Article 9 of the UCC. Financing Statements on Form UCC-1 when duly executed on behalf of Borrower and the description of such Collateral set forth therein is sufficient to perfect security interests in such Collateral in which a security interest may be perfected by the filing of a Financing Statement under the UCC. Such Financing Statements duly filed in all appropriate filing offices, and the requisite filing fees when paid, will grant to

Lender a first priority security interest enforceable as such as against creditors of and purchasers from Borrower, except that under certain circumstances described in the UCC, the right of the Lender to enforce a security interest in proceeds may be limited, and all action necessary to protect and perfect a security interest in each item of the Collateral has been duly taken.

         Section 5.7 Accounts.  As to each and every Account classified
                     --------
hereunder as an Eligible Account of the Borrower:

         (a) it is a bona fide existing obligation, valid and enforceable against the debtor for a sum certain for sales of ethanol and other products shipped or delivered in the ordinary course of business;

         (b) all supporting documents, instruments, chattel paper and other evidence of indebtedness, if any, delivered to the Lender are complete and correct and valid and enforceable in accordance with their terms, and, to the best of Borrower's knowledge with respect to the signatures and endorsements of debtors, all signatures and endorsements that appear thereon are genuine, and all signatories and endorsers have full capacity to contract;

         (c) the Account Debtor is liable for and is obligated to make payment of the amount expressed in the invoice pertaining to such Account according to its terms;

         (d) it will be subject to no discount, allowance or special terms of payment without the prior approval of the Lender except prompt payment and other discounts and allowances which are customary in the industry and consistent with the past practices of the Borrower and, from and after the Closing, the Borrower;

         (e)  it is subject to no dispute, defense or offset, real or claimed;

         (f) it is not subject to any prohibition or limitation upon assignment; and

         (g) the Borrower has full right and power to grant the Lender a security interest therein and the security interest granted in such Account to the Lender in Article 5 hereof, when perfected, will be a valid first security interest which will inure to the benefit of the Lender without further action, subject to Permitted Liens and the provisions of Section 5.6(c).

The warranties set out herein shall be deemed to have been made with respect to each and every Eligible Account now owned or hereafter acquired by the Borrower.

                            ARTICLE 6

                AFFIRMATIVE COVENANTS OF BORROWER
                ---------------------------------

         Borrower covenants with and warrants to Lender that, from and after the Closing Date and until all of the Obligations are paid and satisfied in full Borrower shall provide the following:

         Section 6.1  Financial Statements and Other Information.
                      ------------------------------------------

         (a) As soon as possible and in any event within two (2) Business Days after the Borrower shall have actual knowledge of the occurrence of each Default, or event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default, the statement of the Borrower setting forth details of such Default or event and the action which the Borrower proposes to take with respect thereto;

         (b) As soon as available and in any event within fifteen (15) days following the subject month, a monthly operating statement of the Borrower and a cash flow statement in the form provided to the Secretary;

         (c) As soon as available and in any event within forty five (45) days after the end of each of the first three quarters of each fiscal year of the Borrower, a balance sheet and statement of income and retained earnings and statement of changes in financial position and capital accounts for the period commencing at the end of the previous fiscal year and ending with the end of such quarter for the Borrower, setting forth in each case in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail (it being understood that delivery by the Borrower to the Lender of the quarterly reports of the Borrower to the Securities and Exchange Commission on Form 10-Q containing the foregoing financial statements will satisfy the foregoing requirement), and all duly certified (subject to year-end audit adjustments) by a responsible officer of the General Partner, as having been prepared in accordance with generally accepted accounting principles and, except as otherwise disclosed in such financial statements, consistent with those applied in the preparation of the financial statements previously furnished to the Lender.

         (d) As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower and the General Partner, a copy of the annual audit report for such year for the Borrower and the General Partner, as the case may be, including therein a balance sheet as of the end of such fiscal year, a statement of income and retained earnings and a statement of changes in financial position and capital accounts for such fiscal year, setting forth in each case in comparative form the figures for the preceding fiscal year, such balance sheet, statement of income and retained earnings and statement of changes in financial position and capital accounts to be in each case accompanied by the unqualified opinion (except as to changes in accounting principles in which they concur) of the independent public accountants of the Borrower or the General Partner, which independent public accountants shall be acceptable to the Lender (it being understood that delivery by the Borrower to the Lender of the annual report of the Borrower to the Securities and Exchange Commission on Form 10-K containing the foregoing report, financial statements and opinion will satisfy the foregoing requirement), together with a certificate of such accounting firm to the Lender stating that in the course of the regular audit of the business of the Borrower or the General Partner, as the case may be, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has (i) reviewed the calculations of net cash flow for such fiscal year which were submitted to the Lender pursuant to subsection (b) of this Section 6.1 and has determined that
                                          -----------
such calculations comply with the requirements of this Agreement, and (ii) obtained no knowledge that a Default or an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default has occurred and is continuing or, if in the opinion of such accounting firm a Default or such an event has occurred and is continuing, a statement as to the nature thereof;

         (e) On the date of the delivery to the Lender of the financial statements pursuant to subsections (c) and (d) of this Section 6.1, an
                                                       -----------
Officer's Certificate, dated as of such date from the General Partner in the form provided to the Secretary;

         (f) Within ten (10) Business Days after the Borrower obtains knowledge thereof, written notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower.

         (g) Promptly upon finalization thereof, a copy of the minutes of all meetings of the board of directors of the General Partner.

          Section 6.2  Maintenance of Property; Authorization; Insurance.
                       -------------------------------------------------

         (a) Borrower covenants to keep and maintain all of its Property in good repair, working order and condition, reasonable wear and tear excepted, and from time to time to make, or use all reasonable legal remedies to cause to be made, all proper repairs, renewals or replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times;

         (b) At its own cost and expense, Borrower shall obtain and maintain during the term of this Agreement customary insurance against loss, destruction or damage to its Property for the replacement value thereof, insurance against public liability and insurance against property damage, with policy limits reasonably acceptable to Lender, which shall cover without limitation risks of bodily injury and property damage arising out of the condition, maintenance, use or operation of its properties, workers' compensation insurance required by any applicable law, and "extra expense" insurance, all (except workers' compensation insurance) naming Lender as additional insured as its interests may appear. Borrower agrees to deliver to Lender upon request insurance certificates or policies evidencing compliance with the above requirements. If any insurance losses are paid by check, draft or other instrument payable to Borrower and Lender jointly, Lender may endorse the name of Borrower thereon and do such other things as it may deem advisable to reduce the same to cash. Provided Borrower is not in default to Lender in any of its obligations to Lender under any of the Loan Documents, all loss recoveries received by Lender upon any such insurance shall be paid by Lender to Borrower so long as such proceeds promptly are reinvested in Borrower's business. Should Borrower then be in default in any of its obligations to Lender under any of the Loan Documents, such cash resources may be applied and credited by Lender to any obligation, subject to Section 2.6(b). Borrower further covenants that it shall require that the insurer with respect to each such insurance policy provide for thirty (30) days advance written notice to Borrower of any cancellation or termination of, or other change of any nature whatsoever in, the coverage provided under any such policy.

         Section 6.3 Partnership Existence.  Borrower shall, preserve and
                     ---------------------
maintain its existence as a limited partnership in the jurisdiction of its creation and all of its rights, franchises and privileges as a limited partnership.

         Section 6.4 Inspection Rights.  At any reasonable time, upon
                     -----------------
reasonable notice, and from time to time, Borrower shall permit the Lender, or any of its agents, representatives or participants in the Loans, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Borrower and to discuss the affairs, finances and accounts of Borrower with any of its representatives or with its certified public accountants. All such information shall be treated confidentially and shall not be disseminated by the Lender, provided that the Lender may disclose such information to its employees and agents and as required by any applicable law or statute.

         Section  6.5  Compliance with Laws.
                       --------------------

         (a) Except for the failure to pay Delinquent Real Estate Taxes, Borrower will comply with all applicable federal, state and local laws, rules, regulations and orders pertaining to the operation of its business (including, all Environmental Laws), paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or its properties, and paying all lawful claims which if unpaid might become a Lien upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the nonpayment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

         (b) Borrower will promptly notify Lender in the event that Borrower receives any notice, claim or demand from any governmental agency which alleges that Borrower is in material violation of any of the terms of, or has materially failed to comply with any applicable order issued pursuant to any federal, state or local statute regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act and such violation or failure to comply would have a Material Adverse Effect.

         Section 6.6 Notice of Other Events.  Immediately upon Borrower first
                     ----------------------
becoming aware of any of the following occurrences, Borrower will furnish or cause to be furnished to Lender written notice with full particulars of (i) the business failure, insolvency or bankruptcy of Borrower; (ii) the rescission, cancellation or termination, or the creation or adoption, of any agreement or contract to which Borrower is a party which would have a Material Adverse Effect; (iii) any labor dispute, any attempt by any labor union or organization representatives to organize or represent employees of Borrower, or any unfair labor practices or proceedings of the National Labor Relations Board with respect to Borrower which would have a Material Adverse Effect; or
(iv) any defaults or events of default under any agreement of Borrower or any violations of any laws, regulations, rules or ordinances of any governmental or regulatory body which would have a Material Adverse Effect.

         Section 6.7 Communication with Accountants.  Borrower authorizes
                     ------------------------------
Lender, to communicate directly with its accountants and authorizes its accountants to disclose to Lender any and all financial statements and other information of any kind, including copies of any management letter or the substance of any oral information or conversation that such accountants may have with respect to the business, financial condition and other affairs of Borrower.

         Section  6.8 Payment of Indebtedness.  Borrower will duly and
                      -----------------------
punctually pay or cause to be paid principal and interest on the Loans and all fees and other amounts payable hereunder or under the Loan Documents in accordance with the terms hereunder. Borrower shall pay all other Indebtedness (whether existing on the date hereof or arising at any time thereafter) punctually in accordance with trade practices or within any applicable period of grace except to the extent that any such obligation is contested in good faith by proper proceedings or Borrower has provided Lender evidence that any Lien resulting from the non-payment thereof has been bonded or with respect to which adequate reserves have been set aside for the payment thereof.

         Section   6.9 Governmental Consents and Approvals.
                       -----------------------------------

         (a) Borrower will obtain or cause to be obtained all such approvals, consents, orders, authorizations and licenses from, give all such notices promptly to, register, enroll or file all such agreements, instruments or documents promptly with, and promptly take all such other action with respect to, any governmental or regulatory authority, agency or official, or any central bank or other fiscal or monetary authority, agency or official, as may be required from time to time under any provision of any applicable law:

         (i) for the performance by Borrower of any of its agreements or obligations under this Agreement or any of the other Loan Documents or for the payment by Borrower to the Lender of any sums which shall become due and payable by Borrower to Lender thereunder;

         (ii) to ensure the continuing legality, validity, binding effect or enforceability of any of the other Loan Documents or of any of the agreements or obligations thereunder of Borrower; or

         (iii) to continue the proper operation of the business and operations of Borrower.

         (b) Borrower shall duly perform and comply with the terms and conditions of all such approvals, consents; orders, authorizations and Licenses and Permits from time to time granted to or made upon Borrower except to the extent such performance or compliance is contested by proper proceedings.

         Section 6.10 Employee Benefit Plans and Guaranteed Pension Plans.
                      ---------------------------------------------------
Borrower will and will cause each of its ERISA Affiliates to comply in all material respects with all requirements imposed by (a) ERISA and the Code applicable from time to time to any of its Guaranteed Pension Plans or Employee Benefit Plans, (b) make full payment when due of all amounts which, under the provisions of Employee Benefit Plans or under applicable law, are required to be paid as contributions thereto, (c) not permit to exist any accumulated funding deficiency, whether or not waived, (d) file on a timely basis all reports, notices and other filings required by any governmental agency with respect to any of its Employee Benefit Plans,(e) make any payments to Multiemployer Plans required to be made under any agreement relating to such Multiemployer plans, or under any law pertaining thereto, (f) not amend or otherwise materially alter any Guaranteed Pension Plan if the effect would be to cause the actuarial present value of all benefit commitments under each Guaranteed Pension Plan to be less than the current value of the assets of such Guaranteed Pension Plan allocable to such benefit commitments, (g) furnish to all participants, beneficiaries and employees under any of the Employee Benefit Plans, within the periods prescribed by law, all reports, notices and other information to which they are entitled under applicable law, and (h) take no action which would cause any of the Employee Benefit Plans to fail to meet any qualification requirement imposed by the Code. As used in this Section 6.10, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Code, and the terms "actuarial present value", "benefit commitments" and "current value" have the meaning specified in Section 4001 of ERISA.

         Section 6.11 Notices with Respect to Subordinated Debt.  Borrower
                      -----------------------------------------
shall give Lender copies of all notices and other correspondence concerning defaults with respect to the Subordinated Debt promptly upon receiving the same (if given to the Borrower) or concurrently with notice being given to the holder of the Subordinated Debt (if given by the Borrower).

         Section 6.12 Further Assurances.  Borrower will execute, acknowledge
                      ------------------
and deliver, or cause to be executed, acknowledged and delivered, any and all such further assurances and other agreements or instruments, and take or cause to be taken all such other action, as shall be reasonably requested by the Lender from time to time in order to give full effect to any of the Loan Documents.

         Section 6.13 Use of Proceeds.  Borrower shall use all Loan proceeds
                      ---------------
disbursed only in accordance with the purposes set forth in Section 2.8 of this Agreement.

         Section 6.14 Audit Expenses.  Borrower shall promptly reimburse
                      --------------
Lender, upon Lender's request, for all of Lender's reasonable out-of-pocket expenses (including travel expenses) incurred by Lender as a result of its periodic audits of Borrower; provided, however, unless and until any Default or Event of Default shall have occurred and be continuing, Borrower's obligation to reimburse Lender for its audit expenses shall be limited to $20,000 during each calendar year prior to the Termination Date. Borrower shall cooperate fully with the Lender in the completion of all such audits; provided, however, unless and until any Default or Event of Default shall have occurred and be continuing, Lender shall not audit Borrower more frequently than once per calendar quarter.

                                  ARTICLE 7

                        NEGATIVE COVENANTS OF BORROWER
                         ------------------------------

         Borrower covenants with and warrants to Lender that from and after the Closing Date and until all of the obligations are paid and satisfied in full:
         Section 7.1 Limitation on Nature of Business.  Borrower will not at
                     --------------------------------
any time make any material change in the nature of its business as carried on at the date hereof or undertake, conduct or transact any business in a manner prohibited by applicable law unless contesting the applicability of such law by appropriate legal proceedings and there exists no reasonable likelihood of the sale or forfeiture of any of the Collateral.

         Section 7.2 Limitation on Fundamental Changes.  The Borrower shall
                     ---------------------------------
not enter into any reorganization among its partners, merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its business or its present method of conducting business.

         Section 7.3 Limitation on Disposition of Assets.  During the term of
                     -----------------------------------
this Agreement, Borrower shall not at any time engage in any sale, lease (as lessor), liquidation or other transfer, distribution or disposition of all or any material part of its Property or assets (either by or through a single transaction or by or through a series of separate but related transactions), other than in the ordinary course of Borrower's business.

         Section 7.4 Limitation on Mortgages, Liens and Encumbrances.
                     -----------------------------------------------
Borrower shall not at any time create, assume, incur or permit to exist, any mortgage, Lien or other encumbrance in respect of any of its Property, assets, income or revenues of any character (including, without limitation, its real property), whether heretofore or hereafter acquired by it; excluding, however, from the operation of the foregoing provisions of this Section (each a "Permitted Lien"):

         (a) Any Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by Section 6.5(a) of this Agreement to be paid except for the Delinquent Real Estate Taxes which shall be paid in full on or before November 11, 1996;

         (b) Any statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP, shall have been made in respect thereof;

         (c) Any Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (d) Any easements, rights-of -way, encroachments, leases, royalties, restrictions and other similar title exceptions or encumbrances provided such do not materially interfere with the ordinary conduct of the business of Borrower materially reduce or impair the value of the Property so encumbered;

         (e)  Liens incurred in connection with the Subordinated Debt; and

         (f) Liens securing the Borrower's contractual obligations to purchase corn in the ordinary course of its business but not to exceed the aggregate amount of $2,000,000.

       Section 7.5 No Additional Negative Pledges.  Except as set forth
                   ------------------------------
herein, Borrower will not create or otherwise cause or suffer to exist or become effective, directly or indirectly, any prohibition or restriction (including any agreement to provide equal or ratable security to any other person in the event a Lien is granted to or for the benefit of the Lender) on the creation or existence of any Lien upon the assets of Borrower, or any contractual obligation which may restrict or inhibit the Lender's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

         Section   7.6 Transactions with Associated Persons.  Except
                       ------------------------------------
for the payment of the Administration Fee, Borrower will not, at any time, enter into or participate in any transaction with, or make any payment to, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, any Associated Person unless such transaction is otherwise permitted under this Agreement, is in the ordinary course of Borrower's business and is upon fair and reasonable terms no less favorable to Borrower, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Associated Person.

         Section 7.7 Limitations on Restricted Payments.
                     ----------------------------------
         (a) Without the prior written consent of Lender, the Borrower shall not, at any time, enter into, participate in, or make any Restricted Payment, except for the payment of the Administration Fee.

         (b) Without the prior written consent of Lender, the Borrower shall not issue any additional partnership interests or grant or issue any warrant, right or option pertaining thereto.

        Section  7.8 Limitation on Payments on General Partner Subordinated
                     ------------------------------------------------------
Debt.  Notwithstanding anything herein to the contrary, for so long as the
----
Loans remain unpaid, the Borrower shall not make any payments, redemptions or purchases (whether in cash or in kind) with respect to the General Partner Subordinated Debt.


        Section  7.9  Transactions with Affiliates.
                      ----------------------------

         (a) Except as permitted herein Borrower shall not, without first obtaining the written consent of the Lender:

         (i) permit the direct or indirect transfer, loan or advance, distribution or payment of any of its funds, assets or property to any director, officer, shareholder or employee of Borrower except for the payment of salaries, and benefits to employees and the reimbursement of reasonable business expenses, all in the ordinary course of Borrower's business, or to any of Borrower's Affiliates; or

         (ii) enter into or participate in any transaction with any Affiliate of the Borrower, including without limitation, any Purchase, sale, lease or exchange of property or the rendering of any service.

         (b) Any agreement between the Borrower and any of its Affiliates otherwise permitted hereby shall provide that the Borrower's obligations thereunder shall be subordinated to the obligations of the Borrower hereunder on terms satisfactory to the Lender.

         Section 7.10  Limitations on Indebtedness.  The Borrower will not
                       ---------------------------
at any time create, incur or assume, or become or be liable (directly or indirectly) in respect of, any Indebtedness, other than:

         (a)  The Obligations incurred pursuant to this Agreement;

         (b)  The Subordinated Debt;

         (c)  The General Partner Subordinated Debt;

         (d) Accounts payable, accrued expenses and similar obligations arising out of transactions (other than borrowings) in the ordinary course of business;

         (e) Purchase money liens incurred in connection with Borrower's acquisition of specific items of inventory or equipment, not to exceed in the aggregate the sum of $1,000,000.

         Section 7.11 Limitation on Optional Payments and Modifications of
                      ----------------------------------------------------
Debt Instruments.  The Borrower shall not:
----------------

         (a) except as otherwise permitted hereby, make any optional payment or prepayment on the Subordinated Debt, the General Partner Subordinated Debt or any other Indebtedness of Borrower (other than obligations under this Agreement); or

         (b) amend, modify or change or consent or agree to any amendment, modification or change to any of the terms of the Subordinated Debt, the General Partner Subordinated Debt, or such other Indebtedness without the prior written consent of the Lender.

         Section 7.12 Organizational Documents.  Borrower shall not make any
                      ------------------------
material change, amendment or modification to Borrower's partnership agreement or other organizational documents.

         Section   7.13 Change of Locations; Collateral.  The Borrower
                        -------------------------------
shall not (i) remove the books and records or the Collateral from the locations set forth herein; or (ii) keep any of such books and records at any other office(s) or locations unless (a) Borrower gives Lender written notice thereof and of the new location of said books and records at least thirty (30) days prior thereto, (b) such other office or location is within the continental United States, and (c) a financing statement covering such location of the Collateral is on file and of record in the appropriate governmental office creating a valid first lien and security interest in the Collateral in favor of Lender.

                                ARTICLE 8

                      EVENTS OF DEFAULT AND REMEDIES
                      ------------------------------

         Section   8.1 Events of Default.  The occurrence of any one
                       -----------------
or more of the following events shall constitute an "Event of Default":

         (a) Principal and Interest.  Failure by the Borrower to pay any
             ----------------------
payment of principal or interest or to pay any fee or other amount payable under this Agreement when due;

         (b)  Representation and Warranties.  Any representation or warranty
              -----------------------------
at any time made by or on behalf of Borrower in this Agreement, any Loan Document or in any certificate, written report or statement furnished to Lender pursuant thereto shall prove to have been untrue, incorrect or breached in any material respect on or as of the date on which such representation or warranty was made or deemed to have been made or repeated;

         (c)  Certain Covenants.  Borrower shall fail to perform, comply
              -----------------
with or observe or shall otherwise breach any of the covenants set forth in
Article 7;

         (d)  Other Covenants.  Borrower shall fail to perform, comply with
              ---------------
or observe or shall otherwise breach any other covenant or agreement contained in this Agreement and such failure or breach shall continue for more than thirty (30) days after the earlier of the date on which Borrower shall have first become aware of such failure or breach or Lender shall have first notified Borrower of such failure or breach;

         (e)  Loan Documents.  The breach or a failure of Borrower to perform,
              --------------
comply with or observe any Loan Document or any other agreement, document, instrument or certificate executed on delivered in connection with this Agreement and if such failure shall continue for more than thirty (30) Business Days after the earlier of the date on which Borrower shall have first become aware of such failure or breach or Lender shall have first notified Borrower of such failure or breach; or any Loan Document shall cease to be legal, valid, binding or enforceable in accordance with the terms thereof;

         (f)  Litigation.  Any action at law, suit in equity or other legal
              ----------
proceeding to amend, cancel, revoke or rescind any Loan Document shall be commenced by or on behalf of Borrower or any other person bound thereby, or by any court or any other governmental or regulatory authority or agency of competent jurisdiction; or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or shall issue a judgment, order, decree or ruling to the effect that, any one or more of the covenants, agreements or obligations of Borrower under any one or more of the Loan Documents are illegal, invalid or unenforceable in accordance with the terms thereof;

         (g)  Default by Borrower under other Agreements.  Any default by
              ------------------------------------------
Borrower or any event of default shall occur under the Subordinate Debt, General Partner Subordinated Debt or any agreement, instrument or contract relating to Indebtedness individually or in the aggregate in excess of Fifty Thousand Dollars ($50,000) to which Borrower is at any time a party or by which Borrower is at any time bound or affected, or Borrower shall fail to perform or observe any of its agreements or covenants thereunder, and such default or event of default or failure shall consist of a default by Borrower in the payment at maturity or when first due and payable of all or any part of such Indebtedness under any such document, or any default or event of default shall result in all or any part of the Indebtedness of Borrower under any such document becoming or being declared due and payable prior to the date on which such Indebtedness or any part thereof would otherwise have become due and payable, or any such default, event of default or failure shall continue for such period of time as would permit, or as would have permitted (assuming the giving of appropriate notice), holders of Indebtedness of Borrower to accelerate the maturity of all or any part of such Indebtedness under any such document.

         (h)  Insolvency.  With respect to Borrower, any action shall be taken
              ----------
by or on behalf of Borrower for the termination, winding up, liquidation or dissolution of Borrower; or Borrower shall make an assignment for the benefit of creditors, be unable to pay its debts as they mature; or Borrower shall file a petition in voluntary liquidation or bankruptcy; or Borrower shall file a petition or answer or consent seeking the reorganization of Borrower, or the readjustment of any of the Indebtedness of Borrower; or Borrower shall commence any case or proceeding under applicable insolvency or bankruptcy laws now or hereafter existing; or Borrower shall consent to the appointment of any receiver, administrator, custodian, liquidator or trustee of all or any part of the Property or assets of Borrower; or any corporate action shall be taken by Borrower for the purpose of effecting any of the foregoing; or by order or decree of any court of competent jurisdiction, Borrower shall be adjudicated as bankrupt or insolvent; or any petition for any proceedings in bankruptcy or liquidation or for the reorganization or readjustment of Indebtedness of Borrower shall be filed, or any case or proceeding shall be commenced, under any applicable bankruptcy or insolvency laws now or hereafter existing, against Borrower, or any receiver, administrator, custodian, liquidator or trustee shall be appointed for Borrower or for all or any part of the property of Borrower and such case or proceeding shall remain undismissed for a period of sixty (60) days, or any order for relief shall be entered in a proceeding with respect to Borrower under the provisions of the United States Bankruptcy Code, as amended;

         (i)  Judgment.  Any judgment, order or decree for the payment of
              --------
money in excess of Ten Thousand Dollars ($10,000) shall be rendered against Borrower, and Borrower shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, within Thirty (30) days after the date of the entry thereof;

         (j)  Material Adverse Change.  Any event or occurrence which has a
              -----------------------
Material Adverse Effect on the financial condition or operations of Borrower; provided, however, the effects of any material increase in the price of corn from the price prevailing on the date of this Agreement shall be excluded from this Section 8.1(j).

         Section 8.2 Termination of Commitments and Acceleration of
                     ----------------------------------------------
Obligations.  If any one or more of the Events of Default shall at any time
-----------
occur:

         (a) The Lender shall, by giving notice to Borrower, immediately terminate its commitment to make additional Loans in full and Lender shall thereupon be relieved of all of its obligations to make any Loans hereunder; except that if there shall be an Event of Default under Section 8.1(h) hereof, such commitment shall automatically terminate in full, and Lender shall thereupon be relieved of all of its obligations to make any Loans hereunder.

         (b) The Lender shall, by giving notice to Borrower (in this Agreement and in the other Loan Documents called a "Notice of Acceleration"), declare all of the Obligations, including the entire unpaid principal of the Loans, all of the unpaid interest accrued thereon, and all (if any) other sums payable by Borrower under this Agreement or any of the other Loan Documents, to be immediately due and payable; except that if there shall be an Event of Default under Section 8.1(h), all of the Obligations, including the entire unpaid balance of all of the Loans, all of the unpaid interest accrued thereon and all (if any) other sums payable by Borrower under this Agreement or any of the other Loan Documents shall automatically and immediately be due and payable without notice to Borrower. Thereupon, all of such Obligations which are not already due and payable shall forthwith become and be absolutely and unconditionally due and payable, without any further notice or any other formalities of any kind, all of which are hereby expressly and irrevocably waived.

         (c) The Lender may proceed to protect and enforce all or any of its rights, remedies, powers and privileges under this Agreement or any of the other Loan Documents by action at law, suit in equity or other appropriate proceedings, whether for specific performance of any covenant contained in this Agreement or any of the other Loan Documents, or in aid of the exercise of any power granted to Lender herein or therein.

         Section 8.3 Remedies.  From and after the occurrence of an Event of
                     --------
Default which is continuing and which has not been waived by the Lender, Borrower, individually and irrevocably, hereby designates, makes, constitutes and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney and agent-in-fact, with power, without prior notice to Borrower and at such time or times thereafter as Lender, in its sole and absolute discretion, may determine, in Borrower's or in Lender's name:

         (a) to remove from any premises where same may be located any and all Inventory or any and all documents, instruments, files and records (including the copying of any computer records), and any receptacles or cabinets containing same, relating to the Accounts of Borrower, or the Lender may use (at the expense of Borrower) such of the supplies or space of Borrower, at Borrower's place of business or otherwise, as may be necessary to properly administer and control the Accounts of Borrower or the handling of collections and realizations thereon;

         (b) to bring suit, in the name of Borrower or the Lender, and generally shall have all other rights respecting the Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any such Accounts and issue credits in the name of Borrower or the Lender;

         (c) to sell, assign and deliver such Inventory and Accounts and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Lender's sole discretion, and Lender may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by Borrower;

         (d) to notify the account debtor on any account receivable or chattel paper of Lender's security interest therein; to demand that monies due or to become due be paid directly to Lender for the account of Lender; to open Borrower's mail and to collect any and all amounts due Borrower from account debtors; to enforce payment of the accounts receivable or chattel paper by legal proceedings or otherwise; to exercise all of Borrower's rights and remedies with respect to the collection of the accounts receivable or chattel paper; to settle, adjust, compromise, modify, extend or renew the accounts receivable or chattel paper; to settle, adjust or compromise any legal proceedings brought to collect the accounts receivable or chattel paper; to the extent permitted by applicable law, to sell or assign the accounts receivable or chattel paper upon such terms, for such amounts and at such time or times as Lender deems advisable; to grant waivers or indulgences with respect to, accept partial payments from, discharge, release, surrender, substitute any customer security for, make compromise with or release, any other party liable on, any account receivable or chattel paper; to take control, in any manner, of any item of payment or proceeds from any Account Debtor; to prepare, file, and sign Borrower's name on any proof of claim in Bankruptcy or similar document against any Account Debtor; to prepare, file, and sign Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the accounts receivable or chattel paper; to endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the accounts receivable or chattel paper or Inventory; to use Borrower's stationery and sign Borrower's name to verifications of the accounts receivable or chattel paper and notices thereof to Account Debtors; and to use the information recorded on or contained in any data processing equipment or computer hardware or software relating to the accounts receivable, chattel paper, Inventory, or proceeds thereof to which Borrower has access; and

         (e) to foreclose the security interests created pursuant to the Loan Documents by any available judicial procedure, or take possession of any or all of the Inventory of Borrower without judicial process and enter any premises where any such Inventory may be located for the purpose of taking possession of or removing the same.

         The Lender shall have the right, without notice of advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral of Borrower, whether in its then condition or after further preparation or processing, in the name of Borrower, or the Lender, or in the name of such other party as the Lender may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Lender in its sole discretion may deem advisable, and the Lender shall have the right to purchase at any such sale. If any such Inventory shall require rebuilding, repairing, maintenance or preparation, the Lender shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting such Inventory in such saleable form as the Lender shall deem appropriate. Borrower agrees, at the request of the Lender, to assemble such Inventory and to make it available to the Lender at places which the Lender shall reasonably select, whether at the premises of Borrower or elsewhere, and to make available to the Lender the premises and facilities of Borrower for the purpose of the Lender's taking possession of, removing or putting such Inventory in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that five (5) Business Days notice shall constitute reasonable notification and full compliance with the law. The Lender shall be entitled to use all intangibles and computer software programs and data bases used by Borrower in connection with its business or in connection with the Collateral. The net cash proceeds resulting from the Lender's exercise of any of the foregoing rights (after deducting all charges, costs and expenses including reasonable attorneys'
fees) shall be applied by the Lender to the payment of the Obligations, whether due or to become due, in such order as the Lender may elect. Borrower shall remain liable to the Lender for any deficiencies, and the Lender in turn agrees to remit to Borrower or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

         Section 8.4 Lockbox Accounts.  After the occurrence of an Event of
                     ----------------
Default and during the continuance thereof, Lender shall, after having notified Borrower, have the right at any time to require that Borrower establish and maintain one or more lockboxes (collectively, the "Lockboxes") with Norwest Bank, N.A. and Lender is authorized to thereafter instruct all Account Debtors on all of the accounts of Borrower to remit all payments to be made by checks or other drafts to its Lockboxes and to remit all payments to be made by wire transfer to an account with Norwest Bank, N.A. (the "Lockbox Account") and/or enter into and maintain Blocked Account Agreements. Except as otherwise agreed by Lender, all amounts received by Borrower from any Account Debtor, in addition to all other cash received from any other source including but not limited to proceeds from sales of Collateral and judgments, shall upon receipt be deposited into a Lockbox Account. Each bank subject to a Blocked Account Agreement shall be notified that all funds subject to such agreement shall be directed to an account at Norwest Bank, N.A. (the "Cash Deposit Account"). All deposits to the Cash Deposit Account shall be the property of Lender for the benefit of Lender and shall not be commingled with Borrower's other funds or be deposited in any bank account of Borrower, or used in any manner except to pay the obligations. Lender shall, on each Business Day be authorized to automatically debit the Cash Deposit Account and apply the proceeds against the Loans pursuant to the provisions of Section 2.6(b)(ii). So long as no Event of Default shall have occurred and be continuing, if funds remain in the Cash Deposit Account following the application provided for in the preceding sentence, the balance will be promptly transferred to the Cash Disbursement Account. The crediting of items deposited in the Cash Deposit Account to the reduction of the Loans shall be conditioned upon final payment of the item and if any item is not so paid, the amount of any credit given for it may be charged to the Loans or to any other deposit account of Borrower, whether or not the item is returned.

         Section 8.5 No Implied Waiver; Rights Cumulative.  No delay on the
                     ------------------------------------
part of Lender in exercising any right, remedy, power or privilege under any of the Loan Documents or provided by statute or at law or in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, remedy, power or privilege or be construed as a waiver of any Default or Event of Default or as an acquiescence therein. No right, remedy, power or privilege conferred on or reserved to Lender under any of the Loan Documents or otherwise is intended to be exclusive of any other right, remedy, power or privilege. Each and every right, remedy, power and privilege conferred on or reserved to Lender under any of the Loan Documents or otherwise shall be cumulative and in addition to each and every other right, remedy, power or privilege so conferred on or reserved to Lender and may be exercised at such time or times and in such order and manner as Lender shall (in its sole and complete discretion) deem expedient.

         Section 8.6 Set-Off; Pro Rata Sharing.  Borrower hereby confirms to
                     -------------------------
Lender the continuing and immediate rights of set-off of Lender with respect to all deposits, balances and other sums credited by or due from Lender or any of the offices or branches of Lender to Borrower, which rights are in addition to any other rights which Lender may have under applicable law. If any principal, interest or other sum payable by Borrower to Lender under any of the Loan Documents is not paid to Lender punctually when the same shall first become due and payable, or if any Event of Default shall at any time occur, any deposits, balances or other sums credited by or due from Lender or any of the offices or branches of Lender to Borrower, may, without any prior notice of any kind to Borrower, or compliance with any other conditions precedent now or hereafter imposed by statute, rule or law or otherwise (all of which are hereby expressly and irrevocably waived by Borrower), be immediately set off, appropriated and applied by Lender toward the payment and satisfaction of the Obligations (but not to any other obligations of Borrower to Lender until all of the obligations have been paid in full) in such order and manner as Lender (in its sole and complete discretion) may determine.

                                  ARTICLE 9

                       PROVISIONS OF GENERAL APPLICATION
                       ---------------------------------

         Section 9.1 Term of Agreement.  This Agreement shall continue in full
                     -----------------
force and effect and the duties, covenants, and liabilities of Borrower hereunder and all the terms, conditions, and provisions hereof relating thereto shall continue to be fully operative until all Obligations to Lender have been satisfied in full.

         Section 9.2 Notices.
                     -------

         (a) All notices and other communications pursuant to this Agreement shall be in writing, either delivered in hand or sent by first class mail, postage prepaid, or sent by telex, telecopier, facsimile transmission or telegraph, addressed as follows:

(i)      If to Borrower, at: New Energy Company of
         Indiana Limited Partnership
         3201 West Calvert Street
         P.O. Box 2289
         South Bend, Indiana 46680
         Attn: Larry W. Singleton

         with a copy to:

         Thompson Coburn
         700 14th Street, N.W.
         Washington, D.C. 20005-2010
         Fax Number: (202) 508-1010
         Attn:    Barbara B. Powell


(ii)     If to Lender, at:

         American Money Management Corporation
         One East Fourth Street
         Cincinnati, Ohio 45202
         Attn: Rodger M. Miller
         Fax Number: (513) 579-2580

         with copies to:

         Great American Insurance Company
         580 Walnut Street
         Cincinnati, Ohio 45202
         Attn: Ronald C. Hayes
         Fax Number: (513) 369-3655
         and
         Keating, Muething & Klekamp
         1800 Provident Tower
         One East Fourth Street
         Cincinnati, Ohio 45202
         Attn: James R. Whitaker
         Fax Number: (513) 579-6457

or to such other addresses or by way of such telex and other numbers as any party hereto shall have designated in a written notice to the other parties hereto.

         (b) Except as otherwise expressly provided herein, any notice or other communication pursuant to this Agreement or any other Loan Document shall be deemed to have been duly given or made and to have become effective when delivered in hand to the party to which it is directed, or, if sent by first class mail, postage prepaid, or by telex, telecopier, facsimile transmission or telegraph, and properly addressed in accordance with Section 9.2(a), when received by the addressee; or if sent by first class mail, postage prepaid, on the third (3rd) Business Day following the day of the dispatch thereof, whichever of (i) or (ii) shall be the earlier.

         Section 9.3 Survival of Representations.  All representations and
                     ---------------------------
warranties made by or on behalf of Borrower in this Agreement, or any of the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation made by Lender and shall survive the making of each of the Loans.

         Section  9.4 Costs, Expenses, Taxes and Indemnification.
                      ------------------------------------------

         (a) Borrower absolutely and unconditionally agrees to pay to the Lender, upon demand by Lender at any time and as often as the occasion therefor may require, whether or not all or any of the transactions contemplated by any of the Loan Documents are ultimately consummated all reasonable out-of-pocket costs and expenses which shall at any time be incurred or sustained by Lender or any of its directors, officers, employees or agents as a consequence of, on account of, in relation to or any way in connection with the preparation, negotiation, execution and delivery of the Loan Documents and the perfection and continuation of the rights of the Lender in connection with the Loans, as well as the preparation, negotiation, execution, or delivery or in connection with the amendment or modification of any of the Loan Documents or as a consequence of, on account of, in relation to or any way in connection with the granting by Lender of any consents, approvals or waivers under any of the Loan Documents including, but not limited to, reasonable attorneys' fees and disbursements; and all reasonable out-of-pocket costs and expenses which shall be incurred or sustained by Lender or any of their directors, officers, employees or agents as a consequence of, on account of, in relation to or any way in connection with the exercise, protection or enforcement (whether or not suit is instituted) any of its rights, remedies, powers or privileges under any of the Loan Documents or in connection with any litigation, proceeding or dispute in any respect related to any of the relationships under, or any of the Loan Documents (including, but not limit ed to, all of the reasonable fees and disbursements of consultants, legal advisers, accountants. experts and agents for Lender, the reasonable travel and living expenses away from home of employees, consultants, experts or agents of Lender, and the reasonable fees of agents, consultants and experts not in the full-time employ of Lender for services rendered on behalf of Lender).

         (b) Borrower shall absolutely and unconditionally indemnify and hold harmless Lender against any and all claims, demands, suits, actions, causes of action, damages, losses, settlement payments, obligations, costs, expenses and all other liabilities whatsoever which shall at any time or times be incurred or sustained by Lender or by any of their shareholders, directors, officers, employees, subsidiaries, Affiliates or agents on account of, or in relation to, or in any way in connection with, any of the arrangements or transactions contemplated by, associated with or ancillary to this Agreement or any of the other Loan Documents, whether or not all or any of the transactions contemplated by, associated with or ancillary to this Agreement, or any of such Loan Documents are ultimately consummated.

         (c) Borrower hereby covenants and agrees that any sums expended by Lender or which Lender is entitled to be reimbursed for pursuant to this
Section 9.4 shall be immediately due and payable upon demand by Lender, and shall, unless payment is made in full to Lender within 30 days after payment shall have been duly demanded by Lender, bear interest at the Default Interest Rate from the date Lender incurred such expense until the date such payment is made in full to Lender.

         Section 9.5 Language.  All notices, applications, certificates,
                     --------
reports, financial statements and other financial information, correspondence and all other communications from Borrower to Lender pursuant to this Agreement or any of the other Loan Documents shall be in the English language or shall be accompanied by an English translation thereof completely satisfactory to Lender.

         Section 9.6 Binding Effect; Assignment.  This Agreement shall be
                     --------------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may
                                   -----------------
not assign or delegate any of its
rights or obligations hereunder to any Person or Persons without the express prior written consent of Lender.

         Section   9.7 Assignment of Loans, Participation.  Lender may
                       ----------------------------------
assign all or a portion of its rights and obligations under this Agreement. Lender may sell participations of its rights and obligations under the Loan Documents to one or more banks or other entities. It is understood and agreed that Lender may share any and all information received by it from or on behalf of Borrower pursuant to this Agreement or any of the other Loan Documents with any participant or prospective assignee or participant of Lender.

         Section 9.8 Governing Law.  The undersigned agree that this Agreement
                     -------------
and the rights and obligations of all parties hereunder shall be governed by and construed under the substantive laws of the State of Ohio, without reference to the conflict of laws principles of such state.

         Section 9.9 WAIVER OF JURY TRIAL.  AS A SPECIFICALLY BARGAINED
                     --------------------
INDUCEMENT FOR THE LENDER TO EXTEND CREDIT TO BORROWER, AND AFTER HAVING THE OPPORTUNITY TO CONSULT COUNSEL, BORROWER HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO THIS AGREEMENT OR ARISING IN ANY WAY FROM THE OBLIGATIONS.

         Section 9.10 Waivers.  Borrower waives notice of nonpayment, demand,
                      -------
notice of demand, presentment, protest and notice of protest with respect to the obligations, or notice of acceptance hereof, notice of the Loans made, credit extended, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

         Section 9.11 Interpretation of Loan Documents.  Whenever possible,
                      --------------------------------
the provisions of each Loan Document will be construed in such a manner as to be consistent with this Agreement and each other Loan Document.

         Section 9.12 Headings.  The headings of the Articles, Sections and
                      --------
paragraphs of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         Section 9.13 Counterparts.  This Agreement may be executed in any
                      ------------
number of counterparts, but all of such counterparts shall together constitute but one agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.

         Section 9.14 Severability.  Any provision of this Agreement which is
                      ------------
prohibited and unenforceable, in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 9.15 One General Obligation.  All Loans and advances by
                      -----------------------
Lender to Borrower under this Agreement constitute one loan, and all Obligations of Borrower to Lender under this Agreement constitute one general obligation. It is expressly understood and agreed that all of the rights of Lender contained in this Agreement shall likewise apply insofar as applicable to any modification of or supplement to this Agreement.




                 [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, this Amended and Restated Loan and Security Agreement has been duly executed and delivered by or on behalf of each of the parties as of the day and in the year first above written.

SIGNED IN THE PRESENCE OF:                    NEW ENERGY COMPANY OF INDIANA
                                                 LIMITED PARTNERSHIP
/s/
--------------------------

/s/                                               By Its General Partner
--------------------------
                                                   NEW ENERGY CORPORATION OF
                                                   INDIANA, an Indiana
                                                   corporation


                                                BY:/s/Larry W. Singleton
                                                   --------------------------

                                                ITS: President
                                                     ------------------------


                                             GREAT AMERICAN INSURANCE COMPANY

/s/
-------------------------------              BY:/s/Eve Cutler Rosen
                                                -----------------------------
/s/
-------------------------------              ITS: Vice President
                                                 ----------------------------